Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of June 2000
                       Distribution Date of July 17, 2000
                            Servicer Certificate #33

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $130,574,325.90
Beginning Pool Factor                                        0.2611516

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $9,091,541.06
     Interest Collected                                  $1,016,697.40

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $466,477.32
Total Additional Deposits                                  $466,477.32

Repos / Chargeoffs                                         $129,672.74
Aggregate Number of Notes Charged Off                              179

Total Available Funds                                   $10,574,715.78

Ending Pool Balance                                    $121,353,112.10
Ending Pool Factor                                           0.2427089

Servicing Fee                                              $108,811.94

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,481,052.27
     Target Percentage                                          10.00%
     Target Balance                                     $12,135,311.21
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                   ($50,071.91)
     Ending Balance                                     $10,430,980.36

Current Weighted Average APR:                                   9.501%
Current Weighted Average Remaining Term (months):                23.42

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,909,595.89     1,127
                                 31 - 60 days           $484,138.92       299
                                 60+  days              $263,293.61       102

     Total:                                           $2,657,028.42     1,148

     Balances:                   60+  days            $2,737,949.64       102

Memo Item - Reserve Account
     Prior Month                                      $9,871,805.53
+    Invest. Income                                      $50,071.91
+    Excess Serv.                                       $559,174.83
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,481,052.27


Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of June 2000

                                                                      NOTES
                                                   (Money Market)
                                      TOTAL         CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%           0.00%            0.00%           96.50%           3.50%
     Coupon                                                5.722%          5.956%           6.200%           6.300%          6.300%


Beginning Pool Balance           $130,574,325.90
Ending Pool Balance              $121,353,112.10

Collected Principal                $9,091,541.06
Collected Interest                 $1,016,697.40
Charge - Offs                        $129,672.74
Liquidation Proceeds / Recoveries    $466,477.32
Servicing                            $108,811.94
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                $10,465,903.84

Beginning Balance                $130,574,325.90            $0.00           $0.00            $0.00  $126,004,224.53   $4,570,101.37

Interest Due                         $685,515.21            $0.00           $0.00            $0.00      $661,522.18      $23,993.03
Interest Paid                        $685,515.21            $0.00           $0.00            $0.00      $661,522.18      $23,993.03
Principal Due                      $9,221,213.80            $0.00           $0.00            $0.00    $8,898,471.32     $322,742.48
Principal Paid                     $9,221,213.80            $0.00           $0.00            $0.00    $8,898,471.32     $322,742.48

Ending Balance                   $121,353,112.10            $0.00           $0.00            $0.00  $117,105,753.21   $4,247,358.89
Note / Certificate Pool Factor                             0.0000          0.0000           0.0000           0.7833          0.2427
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,906,729.01            $0.00           $0.00            $0.00    $9,559,993.50     $346,735.51

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $559,174.83
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $10,481,052.27
(Release) / Draw                     ($50,071.91)
Ending Reserve Acct Balance       $10,430,980.36

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of June 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                  4                  3                 2                1
                                    Feb-00             Mar-00             Apr-00            May-00            Jun-00
Beginning Pool Balance         $163,285,457.55    $155,040,525.91    $146,030,527.11    $139,181,258.34   $130,574,325.90

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $1,242,061.84        $947,592.16        $773,350.36        $395,951.85       $129,672.74
    Recoveries                     $140,780.70        $392,008.65        $758,588.45        $867,393.52       $466,477.32

Total Charged Off (Months 5, 4, 3)                  $2,963,004.36
Total Recoveries (Months 3, 2, 1)                   $2,092,459.29
Net Loss / (Recoveries) for 3 Mos                     $870,545.07 (a)

Total Balance (Months 5, 4, 3)                    $464,356,510.57 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    2.24968%

Trigger:  Is Ratio > 1.5%                                     Yes
                                                                          Apr-00            May-00              Jun-00

B)   Delinquency Trigger:                                              $2,838,126.76      $2,975,725.73     $2,737,949.64
     Balance delinquency 60+ days                                           1.94352%           2.13802%          2.09685%
     As % of Beginning Pool Balance                                         2.03340%           1.94112%          2.05946%
     Three Month Average

Trigger:  Is Average > 2.0%                                   Yes

C)   Noteholders Percent Trigger:                        2.08622%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer